Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of Novitron International, Inc.:

We have audited the accompanying consolidated balance sheet of Novitron International, Inc. and subsidiaries (the "Company") as of March 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. Our audit also included accompanying Schedule II – Valuation and Qualifying Accounts for the year ended March 31, 2003. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 2003 consolidated financial statements present fairly, in all material respects, the financial position of Novitron International, Inc. and subsidiaries as of March 31, 2003 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, such 2003 financial statement schedule, when considered in relation to the basic 2003 consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As described in Note 10, the Company realigned its segments for financial reporting purposes in fiscal 2004. As a result, the Company has reclassified its previously reported segment information to conform to the realignment.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts

June 13, 2003 (except for Note 10, as to which the date is November 11, 2003)

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of Novitron International, Inc.:

We have audited the accompanying consolidated balance sheet of Novitron International, Inc. and subsidiaries (the "Company") as of March 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. Our audit also included the accompanying Schedule II – Valuation and Qualifying Accounts for the year ended March 31, 2002. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 2002 consolidated financial statements present fairly, in all material respects, the financial position of Novitron International, Inc. and subsidiaries as of March 31, 2002 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, such 2002 financial statement schedule, when considered in relation to the basic 2002 consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As described in Note 10, the Company realigned its segments for financial reporting purposes in fiscal 2004. As a result, the Company has reclassified its previously reported segment information to conform to the realignment.

/s/ DELOITTE & TOUCHE ACCOUNTANTS
Rotterdam, The Netherlands

July 26, 2002 (except for Note 10, as to which the date is November 11, 2003)

CONSOLIDATED BALANCE SHEETS MARCH 31, 2003 AND 2002
ASSETS
	2003	2002
CURRENT ASSETS:
Cash and cash equivalents	$ 798,918	$1,775,903
Accounts receivable, less allowances for uncollectible accounts of $97,617 and $194,345 in 2003 and 2002, respectively	3,461,075	2,519,274
Inventories, net	4,148,273	2,878,620
Prepaid expenses and other current assets	479,518	401,640
Total current assets	8,887,784	7,575,437

EQUIPMENT, at cost:
Manufacturing and computer equipment	3,074,936	2,062,352
Leasehold improvements	444,003	334,812
Furniture and fixtures	391,985	299,560
Vehicles	88,447	64,258
	3,999,371	2,760,982
Less: Accumulated depreciation and amortization	2,956,147	2,048,825
	1,043,224	712,157

OTHER ASSETS, net	1,266,759	524,668
	$11,197,767	$8,812,262
See notes to the consolidated financial statements. CONSOLIDATED BALANCE SHEETS MARCH 31, 2003 AND 2002 (Continued)
LIABILITIES AND STOCKHOLDERS' EQUITY
	2003	2002
CURRENT LIABILITIES:
Current portion of long-term debt	$ 29,227	$ 6,689
Accounts payable	3,332,395	2,710,373
Accrued expenses	1,902,842	1,321,619
Customer advances	48,617	17,600
Accrued income taxes	235,049	220,599
Total current liabilities	5,548,130	4,276,880
MINORITY INTEREST	62,294	48,436
LONG-TERM DEBT, net of current portion	23,971	15,233
DEFERRED TAXES	217,383	158,985

COMMITMENTS AND CONTINGENCIES: (Note 3)

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, Authorized: 1,000,000 shares Issued and outstanding: none	-	-
Common stock, $.01 par value, Authorized: 6,000,000 shares Issued: 1,874,974 and 1,488,010 at March 31, 2003 and 2002, respectively Outstanding: 1,854,486 and 1,474,010 at March 31, 2003 and 2002, respectively	18,750	14,880
Additional paid-in capital	4,937,890	4,914,015
Retained earnings	305,251	259,407
Treasury stock, 20,488 and 14,000 shares at cost March 31, 2003 and 2002, respectively	(55,724)	(41,499)
Accumulated other comprehensive income (loss)	139,822	(834,075)
Total stockholders' equity	5,345,989	4,312,728
	$ 11,197,767	$ 8,812,262
See notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
	2003	2002
REVENUES	$ 15,869,730	$ 13,323,708
COST OF REVENUES	10,928,958	8,936,257
Gross profit	4,940,772	4,387,451
OPERATING EXPENSES:
Sales and marketing	1,617,934	1,362,133
Research and development	1,073,818	1,292,234
General and administrative	1,861,685	1,415,934
Total operating expenses	4,553,437	4,070,301
Income from operations	387,335	317,150
Interest expense	(30,838)	(16,773)
Interest income	49,259	60,879
Other income (expense), net	(33,220)	48,468
Income before provision for income taxes and minority interest	372,536	409,724
Provision for income taxes	(243,000)	(141,000)
Minority interest	(13,858)	(10,690)
Net income	$ 115,678	$ 258,034
Basic net income per share	$ 0.06	$ 0.14
Diluted net income per share	$ 0.06	$ 0.14

Weighted Average Shares:
Basic	1,847,288	1,818,250
Diluted	1,912,794	1,892,930
See notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total	Comprehensive Income (Loss)
BALANCE at April 1, 2001	1,452,227	$ 14,522	$ 4,866,785	$ (40,326)	$ 58,998	$ (841,241)	$4,058,738
Exercise of stock options	36,692	367	53,471	-	-	-	53,838
Purchase of treasury stock	-	-	-	(1,173)	-	-	(1,173)
Retirement of common stock	(909)	(9)	(6,241)	-	-	-	(6,250)
Dividends paid	-	-	-	-	(57,625)	-	(57,625)
Translation adjustment	-	-	-	-	-	7,166	7,166	$ 7,166
Net income	-	-	-	-	258,034	-	258,034	258,034
Total comprehensive income								$265,200
BALANCE at March 31, 2002	1,488,010	14,880	4,914,015	(41,499)	259,407	(834,075)	4,312,728
Issuance of common stock in connection with the 5-for-4 stock split	371,964	3,720	(3,720)	-	-	-	-
Exercise of stock options	15,000	150	27,595	-	-	-	27,745
Purchase of treasury stock	-	-	-	(14,225)	-	-	(14,225)
Dividends paid	-	-	-	-	(69,834)	-	(69,834)
Translation adjustment	-	-	-	-	-	973,897	973,897	$ 973,897
Net income	-	-	-	-	115,678	-	115,678	115,678
Total comprehensive income								$1,089,575
BALANCE at March 31, 2003	1,874,974	$18,750	$4,937,890	$ (55,724)	$ 305,251	$ 139,822	$5,345,989
See notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$115,678	$258,034
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation and amortization	639,645	493,877
Deferred income taxes	17,507	(71,151)
Minority interest	13,858	10,690
Changes in current assets and liabilities
Accounts receivable	(292,425)	(283,381)
Inventories	(510,783)	(129,446)
Prepaid expenses and other current assets	18,676	8,451
Accounts payable	(36,742)	458,190
Accrued expenses	(20,933)	(144,925)
Customer advances	24,349	3,415
Accrued income taxes	(35,210)	35,608

Net cash (used in) provided by operating activities	(66,380)	639,362

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in other assets	(160,415)	834
Acquisition costs capitalized	(228,836)	(21,544)
Purchase of equipment	(655,735)	(206,537)
Capitalization of software development costs	(287,375)	(170,254)
Other	63,057	27,826

Net cash used in investing activities	(1,269,304)	(369,675)
Continues

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31, 2003 AND 2002 (Continued)
	2003	2002
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	$ 70,350	$ -
Payments on long-term debt	(11,749)	(8,870)
Payment of cash dividend	(69,834)	(57,625)
Exercise of stock options	27,745	53,838
Retirement of common stock	-	(6,250)
Purchase of treasury stock	(14,225)	(1,173)

Net cash provided by (used in) financing activities	2,287	(20,080)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	356,412	(11,999)

NET (DECREASE) IN CASH AND CASH INCREASE EQUIVALENTS	(976,985)	237,608

CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	1,775,903	1,538,295

CASH AND CASH EQUIVALENTS END OF YEAR	$798,918	$1,775,903

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$30,321	$18,505
Income taxes	$278,874	$180,933
Non-cash transactions -
Accrued acquisition costs	$306,572	-
See notes to the consolidated financial statements. Concluded

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(1) Operations and Summary of Significant Accounting Policies

Novitron International, Inc. ("the Company") is a Delaware corporation with headquarters in Newton, Massachusetts. The Company’s primary operations are focused on scientific instrumentation used in clinical and analytical laboratories and in process monitoring. Substantially all operations are conducted through three operating subsidiaries located in the Netherlands and Australia. The Company's Dutch subsidiary, Vital Scientific NV, designs and manufactures scientific instrumentation marketed worldwide through distributors and strategic partnerships. NovaChem BV, also a Dutch subsidiary, develops and markets process monitoring technology for petrochemical and environmental applications. The Company's Australian subsidiary, Vital Diagnostics Pty Ltd., distributes diagnostic instruments and assays in the South Pacific.

The accompanying consolidated financial statements reflect the application of certain accounting policies described in this and other notes to the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Stock Split

On August 14, 2002, the Company announced a 5-for-4 stock split in the form of a 25% stock dividend. Share and per share amounts have been restated to reflect the stock split for all periods presented.

Minority Interest

The minority interest as shown in the March 31, 2003 and 2002 financial statements reflects the 7.5% of Vital Diagnostics as owned by an officer of Vital Diagnostics.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid instruments with original maturities of 90 days or less when purchased.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory quantities are periodically reviewed and, where necessary, provisions for excess and obsolete inventories are recorded.

(1) Operations and Summary of Significant Accounting Policies (continued)

Inventories consist of the following at March 31, 2003 and 2002:

	2003	2002
Raw materials	$2,497,047	$1,788,217
Work-in-process	578,284	367,168
Finished goods	1,072,942	723,235
	$4,148,273	$2,878,620

Revenue Recognition

The Company's product sales are recorded at the time when persuasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company provides a one-year product warranty, and a provision is made at the time the related revenue is recognized for the estimated cost of product warranties. Warranty claims and related warranty expense have not been significant.

Depreciation and Amortization

The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that depreciate the cost of equipment over their estimated useful lives. The estimated useful lives, by asset classification, are as follows:

Asset Classification	Useful Lives
Manufacturing and computer equipment	3-7 years
Leasehold improvements	Lesser of useful life or life of lease
Furniture and fixtures	3-7 years
Vehicles	3-5 years

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. No such impairments have been recorded.

Net income Per Share

Basic net income per share is determined by dividing net income by the weighted average shares of common stock outstanding during the year. Diluted earnings per share reflects the dilutive effect, if any, of potentially dilutive common shares, such as common stock options based on the treasury stock method. In fiscal years 2003 and 2002, 17,080 and 621 potentially dilutive shares,

(1) Operations and Summary of Significant Accounting Policies (continued)

Net income Per Share (continued)

respectively, were not included in the diluted weighted average shares outstanding, as they were antidilutive.

The calculations of basic and diluted weighted average shares outstanding are as follows:

	2003	2002
Basic weighted average common shares outstanding	1,847,288	1,818,250
Dilutive effect of potential common shares	65,506	74,680
Diluted weighted average shares outstanding	1,912,794	1,892,930

Foreign Currency

Assets and liabilities of the Company’s foreign subsidiaries are translated to U.S. dollars at year-end exchange rates, and income statement accounts are translated at weighted-average rates in effect during the year. For those subsidiaries whose functional currency is other than the United States dollar, the translation adjustment into U.S. dollars is credited or charged to accumulated other comprehensive income (loss), included as a separate component of stockholders' equity in the accompanying consolidated balance sheets.

Gains and losses from foreign currency transactions that are denominated in currencies other than the respective functional currency are included in other income (expense) in the consolidated statements of operations. For fiscal 2003 and 2002, foreign exchange losses were $55,270 and $45,077, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the carrying amounts and tax bases of assets and liabilities using rates expected to be in effect when those differences reverse. Valuation allowances are provided against deferred tax assets that based on currently available evidence are not expected to be realized.

Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(1) Operations and Summary of Significant Accounting Policies (continued)

Research and Development Costs

The Company charges research and development costs to operations as incurred.

                            Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and long-term debt, approximates their carrying value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains substantially all of its cash in three financial institutions, believed to be of high-credit quality. The Company grants credit to customers in the ordinary course of business and provides a reserve for potential credit losses. Such losses have been within management’s expectations. See discussion related to significant customers in Note 7 to the consolidated financial statements.

Software Development Costs

The Company has capitalized certain software development costs incurred in connection with the software embedded in an analysis product in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." SFAS No. 86 requires the Company to capitalize those costs incurred for the software development once technological feasibility has been established. Capitalization ends and amortization begins when the product is available for sale to the customer. During the years ended March 31, 2003 and 2002, the Company capitalized approximately $287,000 and $170,000, respectively, under SFAS No. 86, which is included as a component of other assets in the accompanying consolidated balance sheet.

Amortization is recognized on a straight-line basis, generally over 5 years. Unamortized capitalized software development costs determined to be in excess of net realizable value of the product are expensed immediately. Total amortization recorded during fiscal years 2003 and 2002 was approximately $154,000 and $152,000, respectively, and is included in the cost of revenues in the accompanying consolidated statements of operations.

Comprehensive Income

Comprehensive income includes charges and credits to equity that are not the result of transactions with stockholders. Included in other comprehensive income for the Company are the cumulative translation adjustments related to the net assets of the foreign operations. These adjustments are accumulated within the consolidated statements of stockholders' equity under the caption accumulated other comprehensive income (loss).

(1) Operations and Summary of Significant Accounting Policies (continued)

Equity-Based Compensation

The Company accounts for equity awards issued to employees under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and the related interpretations. No stock-based employee compensation is reflected in net income, all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant (110% of the market value if the options were granted to a more than 10% stockholder).

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," for the years ended March 31, 2003 and 2002:

	2003	2002
Net income, as reported	$115,678	$258,034
Less: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(33,626)	(104,722)
Pro-forma net income	$82,052	$153,312

Reported basic net income per share	$0.06	$0.14
Pro forma basic net income per share	$0.04	$0.08

Reported diluted net income per share	$0.06	$0.14
Pro forma diluted net income per share	$0.04	$0.08

The assumptions used to calculate the SFAS No. 123 pro forma disclosure and weighted average information for the fiscal years ended March 31, 2003 and 2002 are as follows:
	2003	2002
Risk-free interest rate	3.25%	3.50% - 4.63%
Expected dividend yield	0.25%	0.28%
Expected lives	6.00 years	5.95 years
Expected volatility	63.01%	77.34%
Weighted average grant date fair value per share of options granted during the period	$4.99	$4.23

(1) Operations and Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Company records its foreign currency exchange contracts at fair value in its consolidated balance sheet and the related gains or losses on these hedge contracts related to anticipated transactions are deferred as a component of other comprehensive income. Any deferred gains and losses are recognized in income in the period in which the underlying anticipated transaction occurs.

The Company enters into foreign exchange forward contracts to reduce the exposure to currency fluctuations on customer accounts receivable denominated in foreign currency. The objective of these contracts is to minimize the impact of foreign currency exchange rate fluctuations on operating results. Derivative financial instruments are not used for speculative or trading purposes. There were no foreign exchange forward contracts outstanding at March 31, 2003 and 2002.

Gains and losses related to these instruments for fiscal years 2003 and 2002 were not significant.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

New Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Management has determined that it will continue to account for stock-based compensation to employees under the provisions of APB No. 25 and it will make all disclosures in its financial reports. The amendments to SFAS No. 148 are effective for the Company in the financial statements for the fiscal year ended March 31, 2003. The disclosure requirements of SFAS No. 148 have been implemented above in Note 1 and the interim disclosure requirements will be adopted by the Company in the first quarter of fiscal 2004.

SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 149 provides greater clarification of the characteristics of a derivative instrument so that contracts with similar characteristics will be accounted for consistently. In general, SFAS No. 149 is effective for contracts entered into or

(1) Operations and Summary of Significant Accounting Policies (continued)

modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. As the Company does not currently have any derivative financial instruments, the adoption of SFAS No. 149 is not expected to have any impact on the Company’s consolidated financial statements.

In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 00-21, "Revenue Arrangements with Multiple Deliverables." The consensus provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting if certain criteria are met. The consideration for the arrangement should be allocated to the separate units of accounting based on their relative fair values, with different provisions if the fair value of all deliverables are not known of, or if the fair value is contingent on delivery of specified items or performance conditions. Applicable revenue recognition criteria should be considered separately for each separate unit of accounting. EITF 00-21 is effective for the Company for revenue arrangements entered into after July 1, 2003. Entities may elect to report the change as a cumulative effect adjustment in accordance with APB Opinion 20, "Accounting Changes". The Company has not yet determined whether the adoption of this standard will have a material impact on the Company’s financial position or results of operations.

(2) Long-Term Debt

The Company's debt obligations are as follows at March 31, 2003 and 2002:

	2003	2002
Notes payable, bearing interest at 6.5%-8.6%, with maturities between May 2003 and April 2007 and secured by related equipment	$53,198	$21,922
Less: current portion	(29,227)	(6,689)
	$ 23,971	$ 15,233

In April 1998, the Company entered into a line of credit agreement with a financial institution, which provides for €1,815,000 (approximately $1,976,000) of available credit. The line of credit bears interest at 1.25% above the base rate as reported by the Netherlands Central Bank with a minimum base rate of 3.75%. At March 31, 2003, the base rate as reported by the Netherlands Central Bank was 3.5%, therefore the rate on borrowings would be 5.0%. Trade receivables and inventories of Vital Scientific are provided as collateral for this facility. The line of credit requires the Company to comply with certain financial covenants, which are not considered restrictive to the Company's operations. As of March 31, 2003, no amounts were outstanding under the agreement.

On March 31, 2003, the Company entered into $10.0 million line revolving credit facility to finance the acquisitions discussed in Note 11. The credit facility bears

(2) Long-Term Debt (continued)

interest at the rate of either 0.25% in excess of prime or 300 basis points above the LIBOR rate. No principal was outstanding at March 31, 2003. The credit facility has an original term of three years and automatically renews from year to year if neither party terminates the credit facility. The borrowings under the credit facility are secured by trade receivables and inventories. The credit facility requires the Company to comply with certain financial covenants, the most restrictive being a debt service ratio. Additionally, the credit facility restricts the Company’s ability to pay dividends.

(3) Commitments and Contingencies

The Company leases facilities, vehicles and computer equipment principally under operating leases. Future minimum lease payments under these operating leases as of March 31, 2003 are approximately as follows:

Year Ending March 31,	Amount
2004	$ 426,000
2005	417,000
2006	374,000
2007	349,000
2008	289,000
$1,855,000

Rent expense of approximately $359,000 and $315,000 was incurred during fiscal 2003 and 2002, respectively.

(4) Stock Option Plans

The Company established a 1991 Stock Option Plan ("the Plan") and a 1991 Directors' Stock Option Plan ("the Directors' Plan") under which an aggregate of 150,000 shares and 75,000 shares of common stock were reserved, respectively, for the purpose of granting incentive and nonstatutory stock options. In September 2002, the stockholders approved the establishment of the 2002 Incentive and Stock Option Plan ("2002 Plan") under which an aggregate of 250,000 shares of common stock were reserved. All options are granted at not less than the fair market value of the stock on the date of grant.

Under the terms of the Plan and the Directors' Plan, options are exercisable over various periods not exceeding four years; the options under the Plan expire no later than seven years after the date of grant whereas the options granted under the Directors' Plan expire no later than ten years after the date of grant.

Under the terms of the 2002 Plan, options are exercisable at various periods and expire as set forth in the grant document. In the case where an incentive stock option is granted, the maximum expiration date is not later than 10 years from the date of grant unless made to a more

(4) Stock Option Plans (continued)

than 10% stockholder; those incentive stock options expire no later than 5 years from the date of grant.

The following table summarizes stock option activity:

	Number of Shares	Weighted Average Price
Outstanding at April 1, 2001	115,965	$ 0.82
Options granted	70,625	3.38
Options exercised	(45,865)	1.18
Outstanding at March 31, 2002	140,725	2.09
Options granted	30,000	4.99
Options exercised	(15,000)	1.85
Outstanding at March 31, 2003	155,725	$2.66

Exercisable at March 31, 2003	139,788	$2.40
Exercisable at March 31, 2002	133,225	$2.06

The range of exercise prices for options outstanding and options exercisable at March 31, 2003 is as follows:
	Outstanding			Exercisable
Price Range	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.50 - $0.55	51,975	1.56 years	$ 0.54	51,975	$0.54
$1.55	2,500	1.68 years	1.55	2,500	1.55
$2.18	6,875	0.47 years	2.18	6,875	2.18
$3.09 - $3.40	62,500	4.22 years	3.34	62,500	3.34
$4.99	30,000	5.50 years	4.99	15,000	4.99
$5.28	1,875	2.67 years	5.28	938	5.28
	155,725	3.13 years	$ 2.66	139,788	$2.40
(5) Income Taxes The provision for income taxes shown in the accompanying consolidated statements of operations consists of the following for the fiscal years ended March 31, 2003 and 2002:
	2003	2002
Current:
Domestic	$ -	$ -
Foreign	199,000	212,000
Total Current	199,000	212,000

Deferred:
Domestic	(84,000)	(8,000)
Foreign	47,000	(58,000)
Change in valuation allowance	81,000	(5,000)
Total Deferred	44,000	(71,000)
	$ 243,000	$ 141,000

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory federal income tax rate to income before taxes due to the following for the fiscal years ended March 31, 2003 and 2002:

	2003	2002
Provision for taxes at statutory rate	$130,000	$143,000
Utilization of foreign net operating loss carryforward	(55,000)	(15,000)
Utilization of domestic operating loss carryforward	(41,000)	10,000
Foreign operating loss not benefited	56,000	1,000
Taxes resulting from higher incremental foreign rate	11,000	-
Tax benefit resulting from lower statutory foreign rate	(3,000)	(29,000)
Taxes resulting from taxable dividend	119,000	-
Tax benefit resulting from dividend not taxed	(32,000)	-
Taxes resulting from nondeductible amortization	21,000	4,000
Other	37,000	27,000
	$243,000	$141,000

(5) Income Taxes (continued) The approximate income tax effect of each type of temporary difference comprising the net deferred tax asset at March 31, 2003 and 2002 is as follows:
	2003	2002
Net operating loss carryforwards	$ 2,942,439	$ 2,675,407
General business tax credit carryforwards	9,299	9,299
Other, net	65,803	12,421
	3,017,541	2,697,127
Less: valuation allowance	2,996,299	2,690,615
	$ 21,242	$ 6,512

SFAS No. 109 requires the Company to assess whether it is more likely than not that the Company will realize its deferred tax assets. The Company has determined, except for the deferred tax asset resulting from the tax temporary differences with respect to certain accrued liabilities under Australian tax law for Vital Diagnostics, it does not meet the "more likely than not" standard. Accordingly, the Company has provided a valuation allowance against the deferred tax assets for all items except for the aforementioned, which is included in other assets.

The tax effect on the components of the deferred tax liability at March 31, 2003 and 2002 is as follows:

	2003	2002
Capitalized software development costs	$175,047	$ 83,816
Depreciation	26,865	42,719
Bad debt reserve	24,696	27,737
Temporary differences	(9,225)	4,713
	$217,383	$158,985

The Company has net operating loss carryforwards for U.S. federal and state tax purposes of approximately $4,635,000 and $1,443,000, respectively; these carryforwards will expire from 2004 to 2023. In addition, the Company has available U.S. federal tax credit carryforwards of approximately $9,300. These carryforwards may be used to offset future taxable income, if any. The federal tax credit carryforwards will expire from 2010 to 2012 and are subject to review and possible adjustment by the Internal Revenue Service. The Company has approximately $4,824,000 in U.S. alternative minimum tax net operating loss carryforwards that expire between 2008 and 2023.

The Company has foreign net operating loss carryforwards of approximately $3,430,000 of which $398,000 are not subject to expiration and $3,032,000 that expire between 2004 and 2013.

(6) Pension Plan

The Company's subsidiary, Vital Scientific, participates in a defined-contribution employee pension plan. Contributions and expenses incurred by the Company amounted to approximately $118,000 and $122,000 during fiscal 2003 and 2002, respectively.

(7) Significant Customers

During fiscal year 2003, the Company had sales of scientific and process monitoring equipment to one significant customer amounting to approximately 13% of consolidated revenues. Approximately 10% of accounts receivable at March 31, 2003 were receivable from this customer.

During fiscal year 2002, the Company had sales of scientific and process monitoring equipment to two significant customers, each customer amounting to approximately 11% of consolidated revenues.

(8) Accrued Expenses

Accrued expenses consist of the following:

	2003	2002
Payroll and payroll-related expenses	$ 739,888	$ 443,421
Development credits	444,450	538,699
Accrued acquisition costs	306,572	-
Other	289,417	234,545
Warranty reserves	122,515	104,954
	$1,902,842	$1,321,619
The Company has entered into a credit financing arrangement with a Netherlands governmental agency in connection with the development of a new product. The grant is to be repaid as a percentage (13.6%) of the product's gross revenues as long as the product is a commercial success. The Company began to ship this product during fiscal year 1998, evidencing it commercial success. The Company has deferred all funding received and reported those amounts as development credits included in accrued expenses. When the Company makes a payment to the Netherlands government, the recorded liability is reduced.

(9) Other Assets

Other assets consist of the following:

	2003	2002
Capitalized software development costs, net of accumulated amortization of $853,394 and $550,000 at March 31, 2003 and 2002, respectively	$550,294	$326,942
Deferred acquisition costs	535,408	-
Deposits and other	181,057	197,726
	$1,266,759	$524,668

(10) Segment Information

SFAS No. 131 establishes standards for reporting information regarding operating segments. The Company's chief decision-maker, as defined under SFAS No. 131, is the Chief Executive Officer.

Subsequent to the acquisitions completed on April 29, 2003 as discussed in Note 11, the Company realigned its business segments from (i) Scientific Instruments, (ii) Sales Distribution, (iii) Process Monitoring and (iv) Other. Following the acquisitions, the Company manages its business as three operating segments: (i) sales of instruments and consumables to "Clinic and Small Hospital," which includes the activities of Vital Diagnostics, Vital Scientific and Landmark Scientific, (ii) the sales of instruments and consumables to "Physician’s Office Laboratories," which includes the operations of EDx and GPSI which were acquired on April 29, 2003 as discussed in Note 11, and (iii) "All Other", which includes corporate related items, results of insignificant operations and income and expense not allocated to reportable segments. These new segments are consistent with how management establishes strategic goals, allocates resources and evaluates performance. The accompanying consolidated financial statements of the Company have been revised to reflect the new segments, and all periods have been reclassified to conform to the new segment presentation.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on the revenues, operating costs, net income and total assets. Revenues are attributed to the segment from which derived. Intersegment sales and transfers are not significant.

(10) Segment Information (continued)

Segment information for the years ended March 31, 2003 and 2002 is as follows:

	Clinics/ Small Hospitals	Physician’s Office Labs	All Other	Consolidated
Revenues
March 31, 2003	$ 15,849,286	$-	$ 20,444	$15,869,730
March 31, 2002	12,977,882	-	345,826	13,323,708
Operating Costs
March 31, 2003	15,049,053	-	433,342	15,482,395
March 31, 2002	12,617,877	-	388,681	13,006,558
Net Income (Loss)
March 31, 2003	415,316	-	(299,638)	115,678
March 31, 2002	348,081	-	(90,047)	258,034
Capitalized Expenditures
March 31, 2003	610,110	-	45,625	655,735
March 31, 2002	202,561	-	3,976	206,537
Total Assets
March 31, 2003	10,404,413	-	793,354	11,197,767
March 31, 2002	8,531,701	-	280,561	8,812,262

Geographic information for the years ended March 31, 2003, and 2002 is as follows:

	Europe	Asia	Oceania	Latin America	All Other	Consolidated
Revenues
March 31, 2003	$4,517,817	$4,150,685	$2,826,537	$2,232,844	$2,141,847	$15,869,730
March 31, 2002	5,378,038	2,417,631	2,752,503	1,531,842	1,243,694	13,323,708
Equipment, net
March 31, 2003	788,859	-	209,840	-	44,525	1,043,224
March 31, 2002	570,058	-	136,002	-	6,097	712,157

(11) Subsequent Events

On April 29, 2003, the Company, through its wholly owned subsidiaries Clinical Data Inc. ("Clinical Data") and Spectran Holdings, Inc., merged with Group Practice Services, Inc. ("GPSI") and Landmark Scientific, Inc. ("Landmark"), respectively, and purchased substantially all of the assets of Elan Diagnostics, Inc. ("EDx"). The Company issued 222,250 and 25,000 shares of a newly created non-voting convertible preferred stock for all of the stock of GPSI and Landmark, respectively. Upon the approval of the Company’s stockholders and SEC registration or the occurrence of certain other events as described in the terms of the convertible preferred stock, the former GPSI and Landmark stockholders will receive 2,222,500 and 250,000 shares of the Company’s common stock, respectively, from the conversion of the preferred stock.

(11) Subsequent Events (continued)

The Company paid $7,500,000 and assumed certain liabilities for substantially all of the assets of EDx. To finance the purchase, the Company entered into a $10.0 million revolving line of credit from a bank. The line of credit bears interest at the rate of either 0.25% in excess of prime or 300 basis points above the LIBOR rate. Trade receivables and inventory of Clinical Data (including those of the former GPSI) are provided as collateral for this facility.

Randal J. Kirk, a member of the Company’s board of directors and a holder of approximately 37% of the Company’s common stock before the acquisitions, was the principal stockholder of GPSI and Landmark. The value of the GPSI transaction is $10,768,000 based on the average of the Company’s closing stock price two days before the April 29, 2003 closing and the value of the Landmark acquisition is $1,042,000 based on the average of the Company’s closing stock price two days before August 21, 2002, the date the deal was announced.

In connection with the above acquisitions, the Company has capitalized approximately $535,000 in professional fees and other transaction costs at March 31, 2003.

The Company’s traditional business was multinational, focusing on scientific instrumentation used in medical, veterinary and analytical laboratories and in process monitoring. Management wanted to add the capability to serve a growing market of small and medium-sized medical laboratories in the United States and around the world. The acquisitions of GPSI, Landmark and substantially all the assets of EDx will enable the Company to offer a full range of products and services to this market. The Company can now provide equipment and reagents in addition to laboratory management and consulting services to create a comprehensive solution for customers.

The Company will account for each transaction in accordance with SFAS No. 141 and will include the results of operations, for each of the aforementioned acquisitions, in the Company’s consolidated statements of operations for periods after April 29, 2003. The Company is in the process of preparing the allocation of the purchase prices and expects to complete the preliminary purchase price allocation during the quarter ended September 30, 2003.

(12) Related Parties

The Company had sales to Landmark in the amount of $128,000 and $51,000 for fiscal years 2003 and 2002, respectively.

The law firm of Malman and Goldman, LLP, of which Arthur B. Malman, a director of the Company, is a partner, provided legal services to the Company during fiscal years 2003 and 2002. The fees invoiced by Malman and Goldman, LLP amounted to approximately $55,000 and $22,000, respectively.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS
YEARS ENDED MARCH 31, 2003 AND 2002

Item	Balance at Beginning of Period	Additions	Deductions	Balance at End of Period
Allowance for Uncollectible Accounts

2003	$ 194,345	$ 22,467	$ 119,195	$ 97,617

2002	$ 203,845	$ -	$ 9,500	$ 194,345